UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934.

              Date of Report: February 3, 2003

                       GROUP MANAGEMENT CORP.
          (Exact name of registrant as specified in its Charter)

         Delaware                  0-32635          59-
2919648
(State of Incorporation)  (Commission file number)  (IRS
Employer ID #)


          101 Marietta St., Suite 1070, Atlanta, GA 30303
               (Address of principal executive office) (Zip
Code)

Registrant's telephone number (404) 522-1202




Item 9. Regulation FD Disclosure.

                      February 3, 2003









Jennifer Fainer
OTC Bulletin Board Coordinator
Nasdaq Market Operations
80 Merritt Boulevard
Trumbull, CT 06611




                 Dividend Declaration Notice



Ms. Frainer:

Enclosed as Exhibit 1, is the dividend declaration notice of Group Management Corp., (OTCBB:GPMT) as it relates to a dividend declared on January 31, 2003. Per Rule 10b-17 we are giving official notice of the dividend ten (10) days prior to the record date of February 13, 2003. If you have any further questions you can reach me at 404-522-1202.




Sincerely,




________________________
Group Management Corp.
                          Exhibit 1




Title of Securities to Which the Declaration Relates:

Group Management Corp. Common Stock.



Date of Declaration:

January 31, 2003.



Record Date:

The record date shall be February 13, 2003.



Date of Payment or Distribution:


The payment date shall be February 24, 2003.




For every two shares of Group Management Corp. common stock there shall be paid as a dividend one unit consisting of the following securities of GPMT Acquisition Corp., I and Group
Management Corp.

(a)  5 shares of Class A Common Stock of GPMT Acquisition
     Corp., I.;
(b)  5 Shares of Class B Common Stock of GPMT Acquisition
     Corp., I.;
(c)  One (1) Warrant to purchase GPMT Acquisition Corp., I,
     Class A Common Stock, for a period of one year from the declaration date at a price to be determined by the Board of Directors of Group Management Corp.;
(d)  One (1) Warrant to purchase Group Management Corp.
     Common Stock for a period of one year from the declaration date at a price to be determined by the Board of Directors of Group Management Corp.





There will be no fractional dividend units paid. The units will be paid on the nearest whole number of shares rounded up.

There are no conditions or governmental approval necessary for the dividend to be paid.

The dividend unit will be restricted and will not trade in the market.

The Transfer Agent for Group Management Corp. is:

ComputerShare
P.O. Box 1596
Denver, CO 80201-1596



                          SIGNATURE

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

                           Group Management Corp.
                            /s/ Thomas Ware
                            --------------------------------
-------
                            Thomas Ware, Chief Executive
Officer